UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 29, 2012

PREMIER HOLDING CORP.

(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

1382 Valencia, Unit F, Tustin, CA 92780

(Address of principal executive offices)

(former name or former address, if changed since last report)

(949) 260-8070

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c

Item 8.01 Other Events

On November 29, 2012, Premier Holding Corporation (“PRHL”) signed a Letter of Intent with The Power Company USA, LLC (“TPC”) and the majority owners of TPC concerning the proposal for PRHL’s acquisition of TPC. Subject to final transaction documents, PRHL will acquire TPC for up to $8,000,000 through the issuance of securities consisting of PRHL common stock, stock options, and one or more convertible promissory notes. PRHL will provide up to $1,700,000 in working capital to TPC after the closing date. PRHL and TPC expect the transaction to close before December 31, 2012.

On October 15, 2012, PRHL filed a Form 8-K that announced changes to its management team and indicated a desire to spin-off WePOWER Ecolutions, Inc. to the Company’s stockholders. See Form 8-K filed October 15, 2012 (SEC Accession No. 0001019687-12-003665). Subsequently, PRHL has reached an agreement in principle to sell certain assets to WePOWER Eco Corp., a newly formed entity, controlled by Kevin B. Donovan, PRHL’s former CEO for a $5,000,000 promissory note.

PRHL will disclose the terms of any material agreements on the anticipated transactions in a Form 8-K.

Investors are encouraged to read and understand the Company’s filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREMIER HOLDING CORP.

	By:	/s/ Randall Letcavage
Randall Letcavage
Principal Executive Officer
Date: December 4, 2012